Exhibit 10.5

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

Partner Agreement

This Partner Agreement (the “Agreement”) is entered into as of October 1, 2012 (the “Effective Date”) by and between

Opera Software ASA, a company organized and existing under the laws of Norway with its principal place of business at Gjerdrums vei 19, 0484 Oslo, Norway (“Opera”), and

YANDEX LLC, a company organized and existing under the laws of the Russian Federation with its principal place of business 16 Lva Tolstogo st., Moscow, 119021, Russia (“Yandex”), and Yandex N.V., a company incorporated under the laws of the Netherlands with address at Laan Copes van Cattenburch 52, The Hague 2585 GB, Netherlands (“Yandex N.V.”).

Yandex and Opera may hereinafter be collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, Opera is a developer of Browser technology and has developed a free standard version of the Opera Browser for desktop, Opera Mini™ and Opera Mobile™ browsers for mobile devices;

WHEREAS, Yandex is a provider of search and other services available at www.vandex.ru and desires to enter into this Partner Agreement to incorporate selected Yandex services into the Opera browsers and grant from Opera certain non-exclusive rights to use the Opera Product in exchange for financial compensation from Yandex;

WHEREAS, the Parties have previously entered into Opera Partner Agreement dated July 13, 2010 as amended by Addendum No. 1 dated February 14, 2012 and Addendum No. 2 dated February 28, 2012, Addendum No. 3 dated April 1, 2012, and Addendum No. 4 dated June 6, 2012 (the “Previous Agreement”), which shall be replaced by this Agreement as further described hereunder;

NOW, THEREFORE, in consideration of their mutual promises and covenants, the Parties agree as follows:

1	DEFINITIONS

For the purposes of this Agreement, the following terms will have the indicated meanings:

1.1	“Opera Products” means Opera Desktop Browser, Opera Mini Browser, Opera Mobile Browser, Opera Desktop Next Browser, Opera Mini Next Browser, Opera Mobile Next Browser Customized Opera Desktop Browser, and/or Customized Opera Mini Browser, and or Customized Opera Mobile Browser as the context implies.

1.1.1	“Opera Desktop Browser” means any standard version of the Opera desktop web browser for Windows, MacOS and/or Linux in the Russian, English or other local language.

1.1.2	“Opera Mini Browser” means a version of the standard Opera Mini web browser in the Russian, English or other local language.

1.1.3	“Opera Mobile Browser” means a version of the standard Opera Mobile web browser in the Russian, English or other local language.

1.1.4	“Opera Desktop Next Browser” means a pre-release (alpha, beta, etc.) version of the Opera Desktop Browser in the Russian, English or other local language under the Opera name.

1.1.5	“Opera Mini Next Browser” means a pre-release (alpha, beta, etc.) version of the Opera Mini Browserin the Russian, English or other local language under the Opera name.

1.1.6	“Opera Mobile Next Browser” means a pre-release (alpha, beta, etc.) version of the Opera Mobile Browser in the Russian, English or other local language under the Opera name.

1.1.7	“Customized Opera Desktop Browser” means a customized version of the Opera Desktop Browser to be distributed by Yandex under this Agreement and by third party distributors of Yandex if Opera provides its prior written approval to distribution such distributors.

1.1.8	“Customized Opera Mini Browser” means a customized version of the Opera Mini Browser to be distributed by Yandex under this Agreement and by third party distributors of Yandex if Opera provides its prior written approval to distribution by such distributors.

1.1.9	“Customized Opera Mobile Browser” means a customized version of the Opera Mobile Browser version number 12.x (and future versions if agreed by Opera in writing) to be distributed by Yandex under this Agreement and by third party distributors of Yandex if Opera provides its prior written approval to distribution by such distributors.

1.2	“Yandex Product” means the Internet search service of Yandex available at www.yandcx.ru, www.yandex.com.tr and other Yandex’s websites.

1.3	“Referral Traffic” means the users of the Opera Products that access the Yandex Product through referral Links in the Opera Products.

1.4	“Links” means the agreed and trackable bookmarks, search boxes and any other links that allow users of the Opera Product to access the Yandex Product.

1.4.1	“Yandex Search Box” means a search box Link allowing users to form and submit a search query to the Yandex Product.

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1.4.2	“Error Page Search Box” means a Yandex Search Box shown to users when an URL error occurs in the Opera Desktop Browser.

1.4.3	“Yandex Speed Dial Bookmark” means a trackable bookmark Link that allows users to directly access a Yandex’s website (www.yandex.ru or other Yandex’s websites).

1.5	“User Session” means click-throughs, “next” queries, and re-write or refinement search queries (i.e., an end user entering a query into the search box located on a results page on the Yandex Site (Yandex Product) generated in response to a click-through or “next” query) conducted during the same user session.

1.6	“Gross Revenue” means the total Yandex.Direct (pay per click search advertising system) revenue generated and calculated by Yandex through Referral Traffic during a User Session.

1.7	“Revenue” means Gross Revenue that has been reduced by the Russian VAT as well as the lesser of (i) any discounts and agents’ and commissioners’ remunerations, or (ii) 18,5% (eighteen and a half percent) of Gross Revenue.

1.8	[***]

1.9	“Rest of World” or “ROW” means the rest of the world excluding the Territory.

1.10	“Embed,” “Embedded” or “Embedding” means to pre-install the relevant Opera Product on a Device, subject to and in accordance with the procedure described in Appendix A.

1.11	“Device” means any device approved by Opera in writing (whether before or after the Effective Date) for Embedding an Opera Product.

1.12	“Smart Page” means a dynamic content page in the Opera Mini Browser that can be the default or secondary tab which is shown when an end user opens a new tab and/or starts the browser.

2	YANDEX PRODUCT IMPLEMENTATIONS

2.1	Opera shall distribute the Yandex Product by integrating it into Opera Products as described in the following implementations:

2.1.1	Implementation in the Opera Desktop Browser.

(i)	Subject to section 2.1.1(ii) below, the Opera Desktop Browser distributed in the Territory from www.opera.com and other affiliated websites controlled by Opera in the Territory in the Russian, English or other local language of the Territory, will include the following Yandex integrations:

(a)	[***]

(b)	[***]

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(c)	[***]

(d)	[***]

(ii)	During the time period from 1 August 2013 to 1 August 2014, Opera will only be required to include the implementations specified in 2.1.1(a) and 2.1.1(d) in Opera Desktop Browsers distributed in the Russian Federation. The Parties shall enter into good faith negotiations concerning, and shall use their commercially reasonable efforts to reach agreement (before 1 August 2013) on, alternative implementations or integrations in the Opera Desktop Browser to be made by Opera to avoid a decrease in traffic to Yandex Product during this time period.

(iii)	In the Opera Desktop Browser distributed in the Rest of World, Opera shall be entitled to implement any of the Yandex integrations specified in 2.1.1(i)(a)-(d).

(iv)	Opera will use commercially reasonable efforts to include similar integrations as referred to in this Section 2.1.1 in Opera Desktop Next Browsers.

2.1.2	Implementation in the Opera Mini Browser.

(i)	Subject to section 2.1.2(iv) below, the Opera Mini Browser distributed in Territory from www.opera.com and other affiliated websites controlled by Opera in the Territory in the Russian, English or other local language of the Territory will include the following Yandex integrations:

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

(ii)	In the Opera Mini Browser distributed in the Rest of World, Opera shall be entitled to implement any of the Yandex integrations specified in 2.1.2(i)(a)-(d).

(iii)	Opera will use commercially reasonable efforts to include similar integrations as referred to in this Section 2.1.2 in Opera Mini Next Browsers.

(iv)	In versions of the Opera Mini Browser customized for or delivered on behalf of or to Opera’s third party customers and partners pursuant to an agreement with such customer or partner, Opera shall not be required to include the implementations specified in this Section 2.1.2 in the event it is prevented from doing so according to written agreement with such customer, partner, or other third party, provided that (i) such an agreement does not provide for a possibility for Opera to obtain a waiver of terms and conditions that prevent it from doing so or (ii) such agreement does provide for a possibility of such a waiver and a request for such waiver has been denied.

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2.1.3	Implementation in Opera Mobile Browser.

(i)	Subject to section 2.1.3(iv) below in the Opera Mobile Browser distributed in the Territory, Opera shall use its commercially reasonable efforts to make available from www.opera.com and other affiliated websites controlled by Opera in the Territory in the Russian, English or other local language of the Territory, the following Yandex integrations:

(a)	[***]

(b)	[***]

(c)	[***]

(ii)	In the Opera Mini Browser distributed in the Rest of World, Opera shall be entitled to implement any of the Yandex integrations specified in 2.1.3(i)(a)-(c).

(iii)	Opera will use commercially reasonable efforts to include similar integrations as referred to in this Section 2.1.3 in Opera Mobile Next Browsers.

(iv)	In versions of the Opera Mobile Browser customized for or delivered on behalf of Opera’s third party customers and partners pursuant to an agreement with such customer, partner or another third party, Opera shall not be required to include the implementations specified in this Section 2.1.3 in the event it is prevented from doing so according to the written agreement with such customer, partner or another third party, provided that (i) such an agreement does not provide for a possibility for Opera to obtain a waiver of terms and conditions that prevent it from doing so or (ii) such agreement does provide for a possibility of such a waiver and a request for such waiver has been denied.

2.1.4	Implementation in the Customized Opera Desktop Browser.

Opera shall prepare and deliver to Yandex (unless it has already been prepared and delivered under the Previous Agreement) a Customized Opera Desktop Browser to be distributed by Yandex in the Territory. Customized Opera Desktop Browser shall include the following customizations and integrations:

(a)	[***]

(b)	[***]

(c)	[***]

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Except in the case of termination due to material breach of the Agreement by Yandex, during the Initial Term and any Additional Terms of this Agreement and 12 (twelve) months thereafter, Opera shall not: [***]

2.1.5	Implementation in the Customized Opera Mini Browser

Opera will prepare and deliver to Yandex (unless it has already been prepared and delivered under the Previous Agreement) a Customized Opera Mini Browser for all mobile platforms, where the agreed customizations are possible to be distributed by Yandex in the Territory. Customized Opera Mini Browser shall include the following customizations and integrations:

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

Except in the case of termination due to material breach of the Agreement by Yandex, during the Initial Term and any Additional Terms of this Agreement and 12 (twelve) months thereafter, Opera shall not: [***]

Opera shall provide Yandex with custom download links for the versions of Customized Opera Mini Browser for platforms for which Opera distributes the Customized Opera Mini Browser.

Opera reserves the right to control the remaining speed dial bookmarks on the front page of the Customized Opera Mini Browser for the purpose of performing agreements with its partners effective in the Territory.

2.1.6	Implementation in the Customized Opera Mobile Browser

Opera will prepare and deliver to Yandex (unless it has already been prepared and delivered under the Previous Agreement) a Customized Opera Mobile Browser for all mobile platforms where the agreed customizations are possible to be distributed by Yandex in the Territory. Customized Opera Mobile Browser shall include the following customizations and integrations:

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

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Except in the case of termination due to material breach of the Agreement by Yandex, during the Initial Term and any Additional Terms of this Agreement and 12 (twelve) months thereafter, Opera shall not: [***]

Opera shall provide Yandex with custom download links for the versions of Customized Opera Mobile Browser for platforms for which Opera distributes the Customized Opera Mobile Browser.

Opera reserves the right to control the remaining speed dial bookmarks on the front page of the Customized Opera Mobile Browser for the purpose of performing agreements with its partners effective in the Territory.

2.2	License. During the Initial Term and any Additional Terms of this Agreement, Opera grants to Yandex a limited, non-exclusive and right and license effective in the Territory to do the following:

2.2.1	copy, reproduce, display, distribute, make publicly available for download by users on any Yandex’s website the Customized Opera Mini Browser, Customized Opera Mobile Browser and Customized Desktop Browser, provided that Yandex shall always use the most recent versions of the Opera Products it has received from Opera;

2.2.2	otherwise provide Opera Products to the public subject to Opera’s written consent on a case-by-case basis (email confirmation from Opera’s SVP of Mobile Business Development or someone allocated by him is sufficient), provided that such consent may be withdrawn by Opera by email at any time, and provided that Yandex shall always use the most recent versions of the Opera Products it has received from Opera;

2.2.3	Embed, or allow a third party under obligations no less strict than those provided in this Agreement to Embed, Opera Products on Devices and manufacture, market and distribute such Devices to end users subject to the terms and conditions of Appendix A; for the avoidance of doubt, Yandex may grant a sublicense to a third party to Embed the Opera Products, such sublicense to be no less strict than the license provided to Yandex under this Agreement, including its Appendix A.

2.3	Yandex shall provide Opera by e-mail or other method using an Internet connection with the following materials:

(a)	tracking URLs for the Yandex Search Box, Error Page Search Box and Yandex Speed Dial Bookmark implementations;

(b)	trademark or style guidelines (if any) and logos;

2.4	Opera acknowledges that all materials mentioned in Section 2.3 were provided by Yandex to Opera before the Effective Date. Yandex agrees to use its commercially reasonable efforts to provide updates to such materials as required and also on Opera’s reasonable request when available.

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2.5	Nothing in this Agreement shall be construed as preventing end users from customizing their own browsers and browser settings or as requiring Opera to override any settings the end user has previously chosen.

2.6	If Yandex or a Yandex partner through any automated process, toolbar, extension, other software or any other means would replace any search functionality in any of Opera Products, Yandex shall guarantee that all queries referred to Yandex from the Opera Products shall continue to be counted as Referral Traffic. Notwithstanding the above, if Yandex or a Yandex partner through any automated process, toolbar, extension, other software or any other means has replaced any search functionality in any of Opera Products after any other search provider and/or its partner has replaced the initial search settings set as default by Opera in the Opera Products, then Yandex may, at its own discretion, not count all queries referred to Yandex from such Opera Products towards Referral Traffic. For the avoidance of doubt, if an end user manually changes the search functionality of an Opera Product through the means available in such Opera Product menus by choosing a different search provider, then all queries referred to Yandex from such Opera Product shall be counted as Referral Traffic.

3	MARKETING

3.1	The Parties may issue simultaneous and mutually agreed upon press releases announcing the integration of the Yandex Product in the Opera Products. The Parties shall coordinate the timing of such releases to the extent practicable. Neither Party shall make any publicity on, press release of or reference to this Agreement, the other Party or the cooperation between the Parties without the prior written approval of the other Party.

4	FEES AND PAYMENT

4.1	In considerations of Opera’s services provided to Yandex and any licenses granted by Opera to Yandex under Section 2, Yandex shall pay Opera [***] of the Revenue in any calendar quarter.

4.2	Any amounts payable by Yandex hereunder shall be paid within 30 (thirty) days of the presentation of invoice by Opera.

4.3	Yandex shall, within 5 (five) business days after the end of each quarter (the report period), submit to Opera a report in a reasonable format detailing the Referral Traffic and the calculation of Revenue for such quarter. Yandex shall also provide Opera with an Act of Acceptance substantially in the form provided in Appendix B within 5 (five) business days after the end of each report period. Opera shall, within 5 (five) days from the receipt of the Act of Acceptance, con 伍 m it by signing and returning the Act of Acceptance to Yandex, and issue the invoices. Opera shall issue separate invoices for (i) Revenue generated by Referral Traffic in the Opera Desktop Browser, the Opera Desktop Next Browser and the Customized Opera Desktop Browser and (ii) Revenue generated by Referral Traffic in the Opera Mini Browser, the Opera Mobile Browser, the Opera Mini Next Browser, the Opera Mobile Next Browser, the Customized Opera Mini Browser, and the Customized Opera Mobile Browser.

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4.4	All payments hereunder shall be calculated and made in US Dollars. If the Revenue was calculated in a different currency, then its amount for the report period shall be specified in US Dollars subject to the exchange rate set by a central bank or a similar authority of the respective country (e.g. the Bank of Russia, the Central Bank of the Republic of Turkey, etc.) for the date of the last day of the report period.

4.5	All amounts payable under this Agreement are exclusive of customs, taxes, duties or excises in any form, all of which shall be borne by the Party which is a tax resident of the country where such taxes, duties etc. apply. Russian VAT at the current applicable rate (at the Effective Date — 18% (eighteen percent)) shall be calculated above the amounts payable by Yandex hereunder, shall be stipulated in Opera’s invoices and shall be paid by Yandex directly to the budget of the Russian Federation. Opera shall, before issuing the first invoice in each calendar year, but not more often than once during any applicable annual period hereunder, submit to Yandex an official apostilled certificate as evidence that Opera is a tax resident of Norway. In case Opera fails to supply the aforementioned certificate within 30 (thirty) days of issuing the applicable invoice, Yandex shall promptly pay outstanding Opera invoices but shall deduct and withhold the sum of the Russian non-resident income tax from the amount of payment and pay to the budget of the Russian Federation the relevant taxes,.

4.6	Payments by Yandex that are more than 30 (thirty) days overdue will be subject to a late charge equal to 1 (one) percent per month or, if less, the maximum amount allowed by applicable law, on the overdue balance.

4.7	Payment information:

Payments shall be made via wire transfer to Opera’s following account:

[***]

5	INTELLECTUAL PROPERTY RIGHTS

5.1	Opera and its suppliers retain sole and exclusive right, title and interest to the Opera Product and the intellectual property rights (including without limitation, all patent rights, design rights, copyrights, trademark rights and trade secrets) embodied therein.

5.2	Subject to the terms and conditions of this Agreement and solely for the purpose of enabling Yandex to exercise its other rights hereunder, Opera hereby grants to Yandex a non-exclusive, worldwide, royalty-free, revocable permission to use the trademarks specified in the Opera Software Trademark Usage Guidelines found at http://www.opera.com/portal/contract/trademark/, in accordance with said Guidelines as updated by Opera from time to time, solely in connection with the marketing and promotion of the Opera Products. The use of the trademarks hereunder will not vest in or assign to Yandex any right, title or interest in or to the trademarks. Yandex acknowledges that it shall acquire no proprietary rights whatsoever in and to Opera’s trademarks, which shall remain Opera’s sole and exclusive property for its unlimited exploitation and all use and acquired goodwill arising from such use of the trademarks shall inure to Opera’s sole benefit of Opera.

5.3	Yandex and its suppliers retain sole and exclusive right, title and interest to the Yandex Product and the intellectual property rights (including without limitation, all patent rights, design rights, copyrights, trademark rights and trade secrets) embodied therein.

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5.4	Subject to the terms and conditions of this Agreement and solely for the purpose of enabling Opera to perform its obligations and exercise its other rights hereunder, Yandex hereby grants to Opera a non-exclusive, worldwide, royalty-free, revocable permission to use the trademarks specified in Yandex’s applicable Trademark Usage Guidelines, in accordance with said Guidelines as updated by Yandex from time to time, solely in connection with the marketing and promotion of the Yandex Product. The use of the trademarks hereunder will not vest in or assign to Opera any right, title or interest in or to the trademarks. Opera acknowledges that it shall acquire no proprietary rights whatsoever in and to Yandex’s trademarks, which shall remain Yandex’s sole and exclusive property for its unlimited exploitation and all use and acquired goodwill arising from such use of the trademarks shall inure to Yandex’s sole benefit of Yandex.

6	CONFIDENTIALITY

6.1	The Parties shall maintain in strictest confidence and shall not disclose to any third parties nor use for any purpose other than for the proper fulfillment of the express purpose of this Agreement any non-public information, including without limitation technical or commercial information related to this Agreement (“Confidential Information”) received from the other Party in whatever form without the permission of the disclosing Party. For purposes of this Agreement, any technical, commercial or other information of a confidential nature delivered by either Party to the other shall always be treated as Confidential Information, whether or not marked with a confidential designator. Neither Party shall duplicate, reverse engineer, disassemble or de-compile any software of the other Party. The Parties shall only disclose the Confidential Information to authorized employees and shall take appropriate steps by instruction, agreement or otherwise to prevent unauthorized disclosure by the receiving Party’s officers, employees, agents or consultants.

6.2	Nothing in this Agreement shall prevent the receiving Party from disclosing any information which:

(a)	is or becomes public knowledge other than by a breach of this Agreement;

(b)	the receiving Party, its officers, employees, agents or consultants may develop independently of the disclosing Party or receive (before or after the Effective Date) without restriction from a third party (other than where the receiving party knew or had reason to believe that the third party disclosed the information in breach of confidence);

(c)	is required to be disclosed in accordance with applicable laws, regulations, court, judicial or other government order, provided that the receiving Party shall give the disclosing Party reasonable notice prior to such disclosure and shall comply with any applicable protective order.

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7	WARRANTY DISCLAIMER

7.1	The Opera Products are delivered on a strictly «as is» basis. To the extent permitted by law, Opera and its suppliers disclaim all warranties regarding the Opera Products provided hereunder, either express or implied, statutory or otherwise, including without limitation warranties of functionality, fitness for a particular purpose or non-infringement.

7.2	Yandex acknowledges that the Opera Product is not designed or intended for use in (i) online control of aircraft, air traffic, aircraft navigation or aircraft communications; or (ii) in the design, construction, operation or maintenance of any nuclear facility. Opera and its suppliers disclaim any expressed or implied warranty of fitness for such uses.

8	INDEMNIFICATION

8.1	Opera will settle and/or defend at its own expense and indemnify Yandex against any cost, loss or damage arising out of any claim, demand, suit or action brought against Yandex to the extent that such claim, demand, suit or action is based on a claim that an Opera Product infringes upon any intellectual property right of any third party, provided that (i) Yandex promptly informs Opera in writing of any such claim, demand, action or suit, (ii) Opera is given control over the defense or settlement thereof and that Yandex co- operates in the defense or settlement. Yandex shall have the right to be represented by a counsel of its own choice at its own expense. Opera agrees that in negotiating any settlement pursuant to this clause, it shall act reasonably and shall consult with Yandex before agreeing any settlement. If a claim, demand, suit or action alleging infringement is brought or Opera believes one may be brought, Opera shall have the option at its expense to (x) modify the Opera Product to avoid the allegation of infringement, (y) obtain for Yandex at no cost to Yandex a license to continue the partnership set forth in this Agreement free of any liability or restriction or (z) if neither of the previous options are commercially feasible in Opera’s reasonable opinion, Opera may terminate this Agreement with respect to the relevant Opera Product immediately upon notice to Yandex. Opera shall have no responsibility for claims arising from (i) unauthorized modifications of the Opera Product by Yandex or any third party; (ii) combination or use of the Opera Product with Yandex or third party hardware or software not supplied by Opera if such claim would not have arisen but for such combinations or use; (iii) Opera’s modification of the Opera Product in compliance with written specifications provided by Yandex or any third party, (iv) use of other than the latest version of the Opera Product provided to Yandex by Opera if the use of the latest version would have avoided the infringement, or (v) use of the Opera Product outside the scope of the rights granted to Yandex in this Agreement. This Section 8.1 state the sole liability of Opera and the exclusive remedy of Yandex for infringement of third party intellectual property rights.

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8.2	Yandex will settle and/or defend at its own expense and indemnify Opera against any cost, loss or damage arising out of any claim, demand, suit or action brought against Opera to the extent that such claim, demand, suit or action is based on a claim that the Yandex Product infringes upon any intellectual property right of any third party, provided that (i) Opera promptly informs Yandex in writing of any such claim, demand, action or suit, (ii) Yandex is given control over the defense or settlement thereof and that Opera co- operates in the defense or settlement. Opera shall have the right to be represented by a counsel of its own choice at its own expense. Yandex agrees that in negotiating any settlement pursuant to this clause, it shall act reasonably and shall consult with Opera before agreeing any settlement. If a claim, demand, suit or action alleging infringement is brought or Yandex believes one may be brought, Yandex shall have the option at its expense to (x) modify the Yandex Product to avoid the allegation of infringement, (y) obtain for Opera at no cost to Opera a license to continue the partnership set forth in this Agreement free of any liability or restriction or (z) if neither of the previous options are commercially feasible in Yandex’s reasonable opinion, Yandex may terminate this Agreement immediately upon notice to Opera. Yandex shall have no responsibility for claims arising from (i) modifications of the Yandex Product by Opera or any third party; (ii) combination or use of the Yandex Product with Opera or third party hardware or software not supplied by Yandex if such claim would not have arisen but for such combinations or use; (iii) Yandex’s modification of the Yandex Product in compliance with written specifications provided by Opera or any third party, (iv) use of other than the latest version of the Yandex Product provided to Opera by Yandex if the use of the latest version would have avoided the infringement, or (v) use of the Yandex Product outside the scope of the rights granted to Opera in this Agreement. This Section 8.2 state the sole liability of Yandex and the exclusive remedy of Opera for infringement of third party intellectual property rights.

9	LIMITATION OF LIABILITY

9.1	Neither Party shall be liable to the other Party in contract, tort or otherwise, whatever the cause thereof, for any loss of profit, business or goodwill or any indirect cost damages or expense of any kind, howsoever arising under or in connection with this Agreement, except for injury to persons or attributable to breach of Section 6 (Confidentiality) or to intentional misconduct or gross negligence.

9.2	The total and maximum liability of either Party under any provision of this Agreement or any transaction contemplated by this Agreement shall in no event exceed an amount equal to the total amounts paid by Yandex under this Agreement or the Previous Agreement, whichever is greater. Notwithstanding the above, this limitation of liability shall not apply to damages attributable to breaches of Section 6 (Confidentiality) or to damages attributable to gross negligence or intentional misconduct.

9.3	In consideration of Opera entering into this Agreement and as a material inducement to Opera to execute this Agreement, Yandex N.V. guarantees to Opera and its successors and permitted transferees and assigns, the due and punctual payment by Yandex of all such amounts as Yandex is obliged to pay to Opera pursuant to a final award of the arbitral panel referred to in Section 13.6 but only if and to the extent that (i) a legal opinion from Opera’s legal counsel at a reputable Russian law firm confirms that the award granted in favor of Opera is unenforceable as a legal or procedural matter in Russia or that enforcing the award in Russia would be unreasonably burdensome for Opera; or (ii) a period of 12 (twelve) months after an award in Opera’s favor pursuant to Section 13.6 has elapsed, without Opera having been able to enforce such award in full and recover all amounts due to Opera pursuant to the award, and provided Opera has made good faith efforts to enforce such award against Yandex in Russia. In addition to the arbitral award, Opera shall be entitled to collect all costs and expenses (including legal fees) related to the enforcement of the arbitral award in Russia and collection in the Netherlands.

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10	TERM AND TERMINATION

10.1	This Agreement shall commence on Effective Date and continue for a term of 5 (five) years (“Initial Term”) unless earlier terminated in accordance with the provisions set forth below.

10.2	This Agreement shall automatically renew for additional 2 (two) year periods (“Additional Terms”) unless either Party gives the other Party notice of non-renewal at least 30 (thirty) days before the expiration of the Initial Term or any Additional Term.

10.3	This Agreement may be terminated by either Party if the other Party fails to make any payment hereunder when due and such failure to pay continues unremedied for a period of 30 (thirty) days after being notified of such non-payment.

10.4	This Agreement may be terminated by either Party prior to the end of its term if the other Party is in material breach of any term or condition of this Agreement and such breach continues unremedied for a period of 30 (thirty) days after the Party in breach has been notified of such breach by the other Party.

10.5	This Agreement terminates automatically, with no further act or action of either Party, if a receiver is appointed for Yandex or Opera or its property related to this Agreement, Yandex or Opera makes an assignment for the benefit of its creditors, any proceedings are commenced by, for or against Yandex or Opera under any bankruptcy, insolvency or debtor’s relief law, or Yandex or Opera is liquidated or dissolved.

11	EFFECTS OF TERMINATION

11.1	Upon termination or expiration of this Agreement:

(a)	Opera will disable or remove the Yandex Product in/from the Opera Products in an agreed timeline that is reasonable to Opera.

(b)	Yandex shall de-install the Opera Product from the Yandex Product in an agreed timeline that is reasonable to Yandex.

(c)	each Party shall return all copies of any Confidential Information of the other Party that it has in its possession or control, and cause an officer to certify in writing to the other Party that it has done so;

(d)	each Party shall forthwith cease all use of all trademarks of the other Party and its suppliers, and will not thereafter use any mark which is confusingly similar to any trademark associated with any trademark of the other Party or its suppliers;

(e)	Yandex shall continue to pay Opera the amounts specified in Section 4 with respect to any Revenue occurring through the end of the 12 (twelve) month period following expiration or termination of this Agreement;

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(f)	Yandex will promptly return to Opera all copies of all the software, including all Opera Products, provided to Yandex by Opera under this Agreement and/or the Previous Agreement.

11.2	Opera’s rights and Yandex’s obligations to pay Opera all amounts due hereunder, as well as Sections 5, 6, 7, 8, 9, 11, 12, and 13 shall survive termination of this Agreement. Except in the case of termination due to Yandex’s material breach of this Agreement, Opera’s obligations related to updating Opera Products in Sections 2.1.4, 2.1.5 and 2.1.6, and Appendix A, Section 8 shall survive termination or expiration of this Agreement to the extent specified in such provisions.

12	RECORDS AND AUDITS

12.1	Each Party agrees to keep accurate books of account and records in sufficient detail to properly determine that amounts payable to the other Party under this Agreement have been paid correctly.

12.2	Each Party shall keep such books and records for at least 2 (two) years following the end of the calendar quarter to which they pertain, and each Party agrees to make available such books and records for inspection during such period by a certified public auditor commissioned by the other Party for such purpose, solely for the purpose of verifying the correctness of the respective Party’s payments hereunder.

12.3	Inspections may be made no more than once in each calendar year at reasonable times mutually agreed upon by the parties upon 5 (five) business days’ notice to the respective Party. If an inspection reveals discrepancies additional inspections may be held during the following calendar year. The certified public accountant will execute a reasonable confidentiality agreement prior to commencing any such inspection.

12.4	The inspected Party will pay the inspecting Party the full amount of any underpayment revealed by the audit plus interest from the date such payment were due under the terms of Section 4. If such audit reveals an underpayment by the inspected Party of more than 5% (five percent), the inspected Party shall also promptly reimburse the inspecting Party for the auditor firm’s fees.

13	MISCELLANEOUS

13.1	Neither Party shall be responsible for any failure to perform due to unforeseen circumstances or to causes beyond that Party’s control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor or materials. In the event of any such circumstances, the defaulting Party shall be excused for a period equal to the time of the delay caused thereby.

13.2	This Agreement may not be assigned or transferred by either Party without the other party’s written consent, which shall not be unreasonably withheld.

13.3	If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force and effect. The Parties agree to replace any invalid provision with a valid provision, which most closely approximates the intent and economic effect of the provision held to be invalid. The waiver by either Party of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

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13.4	All notices hereunder shall be given by e-mail and confirmed by international air mail or internationally recognized express service mailed the same date, and will be deemed to be received on the first business day following receipt. The Parties contact details for the purposes of giving notices shall be as follows:

Opera:	Yandex:
Opera Software ASA	YANDEXLLC
Gjerdrums vei 19	16 Lva Tolstogo St.
0484 Oslo, Norway	119021 Moscow, Russia
[***]	[***]

13.5	This Agreement, including the Appendices, constitutes the entire Agreement between the parties hereto, and supersedes all other agreements or arrangements between the parties in relation to the subject matter hereof. The Agreement cannot be modified, supplemented or rescinded except by a single document made in writing and signed by both Pa 如 s. For the avoidance of doubt, upon the execution of this Agreement by authorized representatives of both Opera and Yandex, the Previous Agreement shall terminate and be replaced by this Agreement, however, any payment due from Yandex to Opera under the Previous Agreement, which arose before the execution of this Agreement, shall survive.

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13.6	This Agreement shall be governed by the state and federal laws of the State of California, U.S. (but not the law of conflicts) and the stipulations set forth herein to be construed in accordance with same. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, will be resolved by final and binding arbitration in accordance with the JAMS International Arbitration Rules before a panel of three (3) arbitrators, each of whom will have specialized expertise in the field of computer technology selected from and administered by JAMS. In the event of a conflict between the JAMS International Arbitration Rules and the provisions of this Agreement, the provisions of this Agreement will control. The arbitration hearing will be held in Santa Clara County, California and will be conducted in the English language. Either Party shall have the right to discovery of evidence. The arbitrators shall supervise discovery and discovery matters shall be governed by the Federal Rules of Civil Procedure as applicable to civil actions in the United States District Court in San Francisco, California. The Parties agree that the arbitrators shall have the authority to issue interim orders for provisional relief, including, but not limited to, orders for injunctive relief, attachment or other provisional remedy, as necessary to protect either Party’s name, proprietary information, trade secrets, know-how or any other proprietary right. The Parties agree that any order of the arbitrator(s), including any orders for provisional relief, for any injunctive or other preliminary relief, shall be enforceable in any court of competent jurisdiction. The award of the arbitrator will be binding on the Parties, and judgment on the award may be entered in any court of competent jurisdiction over the Party against which an award is entered or the location of such Party’s assets, and the Parties hereby irrevocably waive any objections to jurisdiction of such court based on any ground, including without limitation, improper venue or forum. In any arbitration arising out of or related to this Agreement, the arbitrator(s) shall award to the prevailing Party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the arbitration. If the arbitrator(s) determine a Party to be the prevailing Party under circumstances where the prevailing Party won on some but not all of the claims and counterclaims, the arbitrator(s) may award the prevailing Party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the arbitration. Notwithstanding the foregoing, nothing in this Agreement will be deemed as preventing either Party from seeking relief (or any provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as is necessary to protect such Party’s name, proprietary information, trade secrets, know-how, or any other intellectual property rights. Because both Parties to this Agreement have had the opportunity to negotiate individual provisions of this Agreement, the Parties agree that any arbitrator or court shall not construe any ambiguity that may exist in this Agreement against a Party on the basis of that Party having drafted the Agreement.

SCHEDULE OF APPENDICES:

APPENDIX A: PROCEDURES FOR EMBEDDING OPERA PRODUCTS ON DEVICES

APPENDIX B: ACT OF ACCEPTANCE TEMPLATE

***SIGNATURE PAGE TO FOLLOW***

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the Effective Date.

OPERA SOFTWARE ASA:		YANDEX LLC:

/s/ Lars Boilesen		/s/ Kiseler

Name:	Lars Boilesen	Name:	Kiseler

Title:	Chief Executive Officer	Title:	Business Developement Director

Date:	September 21, 2012	Date:	September 21, 2012

YANDEX N.V.:

/s/ Volozh Arkady

		Name:	Volozh Arkady

		Title:	Chief Executive Officer

		Date:	September 21, 2012

17

APPENDIX A

PROCEDURES FOR EMBEDDING OPERA PRODUCTS ON DEVICES

1.	Yandex or a third party authorized by Yandex shall be entitled to Embed Opera Products only on such Devices that are agreed in writing (e-mail from Opera’s SVP of Mobile Business Development or someone allocated by him is sufficient) on a case-by-case basis with Opera. Opera may provide or withhold its consent in its sole discretion. Opera’s consent may be withdrawn by email at any time, and such withdrawal shall become effective within forty-five days after receipt of the withdrawal e-mail.

2.	For the purpose of obtaining Opera’s consent to Embed an Opera Product on a Device, if requested by Opera, Yandex may, or may cause a third party to, send Device prototypes to Opera for Opera’s internal testing.

3.	Yandex shall, and shall require each third party authorized to Embed Opera Products on Devices to:

(i)          ensure that Opera Products at all times function optimally when Embedded on the Devices;

(ii)         Embed the latest version of the Opera Product provided to Yandex by Opera, as soon as reasonably possible, and

(iii)        in case where Opera Products to be Embedded are for Java, Android, Symbian platforms and other platforms where technically possible, ensure that the application icon is located no more than two clicks from the Device’s home screen (for example, all the programs on Android devices are by default located no more than 2 clicks away from the home screen (click on “Apps” and then on chosen App)).

Yandex agrees to enforce such provisions against third parties mentioned herein and shall be liable towards Opera if such third party violates the terms and conditions of this Agreement to the same extent as if Yandex had violated the terms and conditions itself, and shall inform Opera of any case of breach of the mentioned provisions by a third party in Yandex’s knowledge.

4.	If Yandex wishes to Embed or have a third party Embed the Opera Products on any Devices, Yandex shall, if it is reasonably possible and upon Opera’s request, provide estimated sales forecasts for such Devices on a quarterly basis to Opera in the form agreed by the Parties.

5.	Opera shall not be obligated to perform any professional services related to Embedding of Opera Products on Devices or to optimize or improve the performance of Opera Product on Devices.

6.	End users of the Opera Product Embedded on a Device shall always be subject to Opera’s end user license agreement included with the Opera Product.

18

7.	Neither Yandex nor any third party authorized by it may change the Opera Products in any way, including by (i) removing, altering or destroying at any time (including before, during or after the Embedding of the Opera Products) any proprietary, trademark or copyright markings or notices placed upon or contained with the Opera Product or (ii) adding, changing or deleting any Links, speed dials/bookmarks, IDs (including search referral IDs or other IDs), or search engines/means, search boxes at any time except for the cases when Yandex or a Yandex partner through any automated process, toolbar, extension, other software or any other means has replaced any search functionality in any of Opera Products after any other search provider and/or its partner has replaced the initial search settings set as default by Opera in the Opera Products.

8.	Unless Opera’s consent has been withdrawn pursuant to this Appendix A, Section 1, following any expiration or termination of the Agreement or the license provided in its Section 2.2.3, except in the case of material breach of the terms and conditions of this Agreement by Yandex or the third party in question, Yandex and any third parties authorized by Yandex to Embed the Opera Products on Devices shall have the right, which shall be effective for up to 1 (one) year after the termination of this Agreement, to continue to market, distribute and support any versions of Devices with Embedded Opera Products that were manufactured and Embedded with Opera Products prior to the effective expiration or termination date, and any such Devices that start shipping within 3 (three) months of the effective date of the expiration or termination. Furthermore, Yandex or the third party may provide minor releases or bug fix updates thereto for the remainder of the life cycle of such Devices, to the extent Opera has made such releases available to Yandex.

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APPENDIX B

ACT OF ACCEPTANCE TEMPLATE

ACT OF ACCEPTANCE

to the Partner Agreement dated [ ] of [        ] 2012

Moscow

_____th of_____201__

Opera Software ASA, a company organized and existing under the laws of Norway with its principal place of business at Gjerdrums vei 19, 0484 Oslo, Norway (“Opera”) and YANDEX LLC, a company organized and existing under the laws of the Russian Federation with its principal place of business 16 Lva Tolstogo St., Moscow, 119021, Russia (“Yandex”), following the terms and conditions of the Partner Agreement dated [ ] of [      ] 2012 (the “Agreement”), have stated the following:

1.	The Parties herewith confirm that Opera has provided to Yandex services in full accordance with terms and conditions of Agreement for the period from ____th of _____ 201 _____ till _____th of _____ 201 (the “Report Period” .

2.	The Parties have no claims in respect of the abovementioned services.

3.	Revenue generated by Referral Traffic in the Opera Desktop Browser, the Opera Desktop Next Browser and the Customized Opera Desktop Browser during the Report Period amounts to [ ] ([ ]) US Dollars. Fee to be paid by Yandex to Opera according to Section 4.1 of the Agreement is_% (percent) of such Revenue which amounts to [ ] ([ ]) US Dollars. Russian VAT at the rate of 18% (eighteen percent) calculated above such fee amounts to the equivalent of [ ] ([ ]) US Dollars and is payable by Yandex directly to the budget of the Russian Federation.

4.	Revenue generated by Referral Traffic in the Opera Mini Browser, the Opera Mobile Browser, the Opera Mini Next Browser, the Opera Mobile Next Browser, the Customized Opera Mini Browser, and the Customized Opera Mobile Browser during the Report Period amounts to [ ] ([ ]) US Dollars. Fee to be paid by Yandex to Opera according to Section 4.1 of the Agreement is _ % (percent) of such Revenue which amounts to [ ] ([ ]) US Dollars. Russian VAT at the rate of 18% (eighteen percent) calculated above such fee amounts to the equivalent of [ ] ([ ]) US Dollars and is payable by Yandex directly to the budget of the Russian Federation.

5.	This Act of Acceptance is executed in English in two counterparts, both of equal legal force, one copy for each Party.

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OPERA SOFTWARE ASA:	YANDEX LLC:

/s/ Kiseler

Name:	Name:	Kiseler

Title:	Title:	Business Development Director

Date:	Date:	September 21, 2012

YANDEX N.V.:

/s/ Volozh Arkady

	Name:	Volozh Arkady

	Title:	Chief Executive Officer

	Date:	September 21, 2012

21

ДОПОЛНИТЕЛЬНОЕ СОГЛАШЕНИЕ № 1

ОТ «01» ОКТЯБРЯ 2012 г.

К СОГЛАШЕНИЮ О ПАРТНЕРСТВЕ

ОТ «01» ОКТЯБРЯ 2012 г.

Настоя щее Дополнительное соглашение (далее -«Дополнительное соглашение» ) к Соглашению о партнерстве от « О 1 » октября 2012 r. (далее - «Договор») заключено « О 1 » октября 2012 r. («Дата вступления Дополнительного соглашения в силу»), между Опера Софтвэйр АСА, компанией, учрежденной и действующей согласно законодательству Норвегии, в лице Генерального директора Ларса Бойлесена, действующего на основании Устава, находя щейся по ад ресу : Гжердрамс вей 19 0484 Осло , Норвегия , («Опера»), и ООО «ЯНДЕКС», компанией, учрежденной и действующей согласно зако нодательству Российской Федерации, в л ице Руководителя направления дистрибуции Вечера Ю. Н., действующего на основании доверенности №57 от 18 июня 2012, находящейся по адресу Россия, 119021, Москва, ул . Льва Толстого , 16 («Яндекс») . и Яндекс Н.В., компанией, учрежденной и действую щей согласно зако нодательству Нидерландов, в лице Исполнительного директора Во ложа А. находящейся по адресу Лаан Ко упс ван Каттенбурr 52, Гаага 2585 ГБ, Голландия., действующего на основании Устава ( «Яндекс И.В.») . Яндек с, Яндекс Н.В. и Опера далее вместе именуются « Стороны », по отдельности « Сторона ».

ADDENDUM No. 1 DATED OCTOBER 01, 2012

TO THE PARTNER AGREEMENT DATED OCTOBER 01, 2012

This Addendum (hereinafter “Addendum”) to the Partner Agreement dated October 01, 2012 (hereinafter “Agreement”) is made as of October 01 , 2012 (“Addendum Effective Date”), by and between Opera Software ASA, a company organized and existing under the laws of Norway with its principal place of business at Gjerdrums vei 19 0484 Oslo, Norway, represented by its CEO Lars Boilesen acting on the basis of the Articles of Association (“Opera”); and YANDEX LLC, a a company organized and existing under the laws of the Russian Federation with its principal place of business 16 Lva Tolstogo st., Moscow, 119021, Russia, represented by its Head of Software Distribution Y.N.Vecher acting on the basis of the Power of Attorney No. 57 dated June 18, 2012 (“Yandex”); and Yandex N.V., a company incorporated under the laws of the Netherlands with address at Laan Copes van Cattenburch 52, The Hague 2585 GB, Netherlands, represented by its Executive Director Volozh A. acting on basis of the Articles of Association (“Yandex N.V.”). Yandex, Yandex N.V. and Opera may hereinafter be collectively referred to as the “Parties” and individually as a “Party”.

1.    С целью сделать отсылку к Договору в документах более удобной, Стороны настоящим пришли к соглашению присвоить Договору номер DS-0965-10/12.

2.    Настоящее Допо л нитель ное соглашение вступает в силу в Дату вступления Допо лнитель ного соглашения в силу как указано выше.

1.    In order to make it more convenient to refer to the Agreement in documents , the Parties hereby agree to assign the number to the Agreement which shall be DS- 0965-10/12.

2.    This Addendum shall come into effect on the Addendum Effective Date as indicated above.

22

3.    Все положения и условия Договора и любого и каждого При ложе ния к нему остаются неизменными .

4.    Настоящее Дополнитель ное соглашение составлено на русском и английском языках в двух экзем п ля рах , имеющих одинаковую юрид ическую силу, по одному для каждой из Сторон. В случае любых противоречий между текстами Допо лн итель ного соглашения на русском и английском языках, текст Дополнительного соглашения на английском языке будет иметь преимущественную силу .

3.    All terms and conditions of the Agreement and any and all Appendices thereto shall remain unamended.

4.    This Addendum is executed in in Russian and English in two copies of equal legal force, one copy for each of the Parties. In case of any discrepancies between the Russian and English text of this Addendum, the English text of this Addendum shall prevail.

Opera Software ASA	YANDEX LLC

/s/ Lars Boilesen	/s/ Y.N. Vecher
Lars Boilesen	Y.N. Vecher

Yandex N.V.

/s/ Arkady Volozh
Arkady Volozh

23

SF 3538

ADDENDUM NO 2

This Addendum (hereinafter “Addendum No 2”), including its exhibits, effective as of 02 June 2014 (“Addendum Effective Date”) shall serve to supplement and amend, the Partner Agreement entered into on October l, 2012 (“Agreement”), by and between:

Opera Software ASA, a Norwegian company with its principal place of business at Gjerdrums vei 19, No-0484 Oslo (“Opera”); and

Yandex LLC, a company organized under the laws of the Russian Federation with its principal place of business at 16 Lva Tolstogo st., Moscow, 119021, Russia (“Yandex”).

The parties are collectively referred to herein as “ Parties”, or each individually as a “ Party”.

WHEREAS, the Parties entered into the Agreement whereby Opera licensed to Yandex the right to distribute certain Opera Products to the public; and

WHEREAS, the Parties now wish to extent that license grant to permit Yandex to distribute the public versions of certain Opera Products via Yandex’s mobile applications store.

NOW, THEREFORE, the Parties mutually agree as follows:

1	DEFINITIONS

The following definitions are hereby added to Section 1 of the Agreement:

“1.13	“Yandex Mobile Store” means the digital storefront service currently available via store.yandex.com, store.yandex.ru as well as the Yandex.Store mobile application which are owned and operated by Yandex (or any company within the Yandex Group).

1.14	“Yandex Group” means Yandex, Yandex Inc. (USA), Yandex N.V. (Netherlands), Yandex Europe AG (Switzerland) or any other company under direct or indirect control by Yandex N.V. (Netherlands).

1.15	“Retail Store” means physical, non-online retail stores owned and/or operated by third parties in particular without limitation for selling or otherwise procuring or promoting devices to end users.”

2	ADDITIONAL DISTRIBUTION CHANNELS

2.1	Section 2.2 of the Agreement is hereby replaced in the part prior to the first colon by the following:

“2.2.	License. During the Initial Term and any Additional Terms of this Agreement, Opera grants to Yandex a limited, non-exclusive right and license effective in the Territory (unless otherwise expressly provided in this Agreement) to do the following:”

24

For the avoidance of doubt, Sections 2.2.1 to 2.2.3 shall continue in full force and effect.

2.2	The following Section 2.7 is hereby added to the Agreement:

“2.7.	Pursuant to Section 2.2.2 of the Agreement, Opera hereby consents to distribution of the following Opera Products via the Yandex Mobile Store: the Opera Mini Browser, Opera Mobile Browser, Opera Mini Next Browser, and Opera Mobile Next Browser. For the purposes of such distribution, Yandex shall have the respective company from the Yandex Group allow Opera to create an account within the Yandex Mobile Store from which the distribution may be controlled by Opera. As set forth in Section 2.2.2 of the Agreement, Opera’s consent may be withdrawn in whole or in part at any time by removing the respective Opera Products from the Yandex Mobile Store via its Yandex Mobile Store account and/ or by deactivating its Yandex Mobile Store account, and Yandex shall ensure that it always uses the most recent versions of the Opera Products it has received from Opera. Notwithstanding any provision of Section 2.2 to the contrary, Opera’s consent granted hereunder shall be considered effective worldwide.”

2.3	The following Section 2.2.4 is hereby added to the Agreement:

“2.2.4.	[***]”

3	APPLICABLE PROVISIONS

All provisions of the Agreement shall continue in full force and effect unless modified by this Addendum No 2. All terms defined in the Agreement shall have the same meaning when used herein as given therein. In case of conflict between the Agreement and Addendum No 2, the latter shall prevail.

25

IN WITNESS WHEREOF, the Parties hereto have executed this Addendum No 2:

OPERA SOFTWARE ASA:		YANDEX LLC:

/s/ Baard F. Andresen		/s/ Yury Vecker

Name:	Baard F. Andresen	Name:	Yury Vecker

Title:	VP Global Accounting	Title:	Head of Distribution

Date:	June 16, 2014	Date:	June 2, 2014

26

SF 4339

ADDENDUM NO 3

This Addendum (hereinafter “Addendum No 3”), including its exhibits, effective as of October I, 2014 (“Addendum Effective Date”) shall serve to supplement and amend, the Partner Agreement #DS-0965-10/12 entered into on October 1, 20 I 2 (“Agreement”), by and between:

Opera Software ASA, a Norwegian company with its principal place of business at Gjerdrums vei 19, No-0484 Oslo (“Opera”); and

Yandex LLC, a company organized under the laws of the Russian Federation with its principal place of business at 16 Lva Tolstogo st., Moscow, 119021, Russia (“Yandex”).

The parties are collectively referred to herein as “Parties”, or each individually as a “Party”.

WHEREAS, the Parties entered into the Agreement whereby Opera agreed to distribute the Yandex Product by integrating it into Opera Products, and Yandex agreed to pay Opera a share of its Revenue; and

WHEREAS, the Parties now wish amend the mechanics of conversion of the amounts of Revenue into US Dollars for the purposes of calculation of payments due to Opera under the Agreement;

NOW, THEREFORE, the Parties mutually agree as follows:

1	CONVERSION OF REVENUE

Section 4.4 is hereby removed from the Agreement in its entirety and replaced by the following:

“4.4.	All payments hereunder shall be calculated and made in US Dollars. If the Revenue was calculated in a different currency, then its amount for the report period shall be specified in US Dollars subject to the exchange rate set by a central bank or a similar authority of the respective country (e.g. the Central Bank of the Russian Federation, the Central Bank of the Republic of Turkey, etc.) for the date when Revenue was earned by Yandex.”

2	APPLICABLE PROVISIONS

All provisions of the Agreement shall continue in full force and effect unless modified by this Addendum No 3. All terms defined in the Agreement shall have the same meaning when used herein as given therein. In case of conflict between the Agreement and Addendum No 3, the latter shall prevail.

27

IN WITNESS WHEREOF, the Parties hereto have executed this Addendum No 3: Opera

OPERA SOFTWARE ASA:		YANDEX LLC:

/s/ Joakim Kasbohm		/s/ Yury Vecker

Name:	Joakim Kasbohm	Name:	Yury Vecker

Title:	Senior Director FP&A	Title:	Head of Distribution

Date:	October 10, 2014	Date:	October 10, 2014

28

SF 4834

ADDENDUM NO 4

This Addendum (hereinafter “Addendum No 4”), including its exhibits, effective as of June 30, 2015 (“Addendum Effective Date”) shall serve to supplement and amend, the Partner Agreement #DS-0965-10/12 entered into on October I , 2012 (“Agreement”), by and between:

Opera Software ASA, a Norwegian company with its principal place of business at Gjerdrums vei 19, No-0484 Oslo (“Opera”); and

Yandex LLC, a company organized under the laws of the Russian Federation with its principal place of business at 16 Lva Tolstogo st., Moscow, 119021, Russia (“Yandex”)

The parties are collectively referred to herein as “Parties”, or each individually as a “Party”.

WHEREAS, the Parties entered into the Agreement whereby Opera agreed to distribute the Yandex Product by integrating it into Opera Products, and Yandex agreed to pay Opera a share of its Revenue; and

WHEREAS, the Parties now wish amend the terms of the Agreements regarding distribution of Yandex Product integrated into Opera Products;

NOW, THEREFORE, the Parties mutually agree as follows:

1	DEFINITIONS

Section 1.1 is hereby removed from the Agreement in its entirety and replaced by the following:

“1.1.        “Opera Products” means Opera Desktop Browser, Opera Mini Browser, Opera Mobile Browser, Opera Desktop Next Browser, Opera Mini Next Browser, Opera Mobile Next Browser Customized Opera Desktop Browser, Customized Opera Mini Browser, Customized Opera Mobile Browser, Opera Coast Browser and/or any Future Opera Product, as the context implies, including but not limited to any Third Party Customized Versions of said products.

Sections 1.1.1 through 1.1.3 are hereby removed from the Agreement in its entirety and replaced by the following:

“1.1.1.     “Opera Desktop Browser” means any standard version of the desktop web browser for Windows, MacOS and/or Linux in the Russian, English or other local language and named “Opera” as of the Effective Date. For the avoidance of doubt, the term “Opera Desktop Browser” would also include any standard version of Opera’s desktop web browser for Windows, MacOS and/or Linux in the Russian, English or other local language however re-named or re-branded, that replaces or is intended to replace the web browser described in the first sentence of this section 1.1.1.”

“1.1.2.     “Opera Mini Browser” means any standard version of the standard Opera Mini web browser in the Russian, English or other local language and named “Opera Mini” as of the Effective Date. For the avoidance of doubt, the term “Opera Mini Browser” would also include any standard version of the Opera Mini web browser however re-named or re-branded, that replaces or is intended to replace the web browser described in the first sentence of this section 1.1.2.”

29

“1.1.3.     “Opera Mobile Browser” means any standard version of the mobile web browser in the Russian, English or other local language and named “Opera Mobile” as of the Effective Date. For the avoidance of doubt, the term “Opera Mobile Browser” would also include any standard version of any mobile web browser, however re-named or re-branded, that replaces or is intended to replace the web browser described in the first sentence of this section 1.1.3.”

The following definitions are hereby added to the Section 1 of the Agreement and shall be read as follows:

“1.1.10.   “Opera Coast Browser” means the standard version of the standard Opera Coast web browser in the Russian, English or other local language named “Opera Coast” as of June 30, 2015. For the avoidance of doubt, the term “Opera Coast Browser” would also include any standard version of any mobile web browser however re-named or re-branded, that replaces or is intended to replace the web browser described in the first sentence of this section 1.1. l O.”

“1.1.11.   “Future Opera Product” means a version of any web browser for any desktop or mobile platform in the Russian, English or other local language developed, distributed or made available by Opera and/or its contractors in the Territory after June 30, 2015.”

“1.16.      “Third Party Customized Version” means a version of the respective Opera Product, as the case may be, customized for or delivered on behalf of or to Opera’s third party customers and partners pursuant to an agreement with such customer or partner. For avoidance of doubt nothing in this Agreement obliges Opera to include the Yandex Product in Third Party Customized Versions.

“1.17.      “Control” means the ability to direct the affairs of another person, whether by virtue of the ownership of shares, contract or otherwise, including but not limited to: (a) the legal power to direct or cause the direction of its general management and policies; or (b) the ability to appoint, directly or indirectly, the majority of its directors or its executive officers; or (c) the ability to exercise, directly or indirectly, a majority of the votes exercisable at a general meeting; or (d) the right to receive, directly or indirectly, a majority of the proceeds arising from any declaration of a dividend or any distribution arising in the course of winding up, whether solvent or insolvent, or any return of capital to shareholders or members; and the expressions “Controls” and “Controlled” shall be construed accordingly.

“1.18.      “Change of Control” means the occurrence of any of the following events: (a) a person who Controls any other person ceases to do so; and/or (b) a person who did not previously Control another person acquires Control of it.”

2	IMPLEMENTATION IN THE OPERA DESKTOP BROWSER

Section 2.1.1(i) is hereby removed from the Agreement in its entirety and replaced by the following:

“(i)	Subject to section 2.1.1(ii) below, the Opera Desktop Browser distributed in the Territory from websites controlled by Opera, and/or its contractors in the Territory in the Russian, English or other local language of the Territory, will include the following Yandex integrations:

30

a)	[***]

b)	[***]

c)	[***]

d)	[***]”

3	IMPLEMENTATION IN THE OPERA MINI BROWSER

Section 2.1.2(i) is hereby removed from the Agreement in its entirety and replaced by the following:

“(i)	Subject to section 2.1.2(iv) below, the Opera Mini Browser distributed in Territory from websites controlled by Opera and/or its contractors in the Territory in the Russian, English or other local language of the Territory will include the following Yandex integrations:

a)	[***]

b)	[***]

c)	[***]

d)	[***]

e)	[***]

f)	[***]”

4	IMPLEMENTATION IN THE OPERA MOBILE BROWSER

Section 2.1.3(i) is hereby removed from the Agreement in its entirety and replaced by the following:

“(i)	Subject to section 2.1.3(iv) below in the Opera Mobile Browser distributed in the Territory, Opera shall use its commercially reasonable efforts to make available from websites controlled by Opera and/or its contractors in the Territory in the Russian, English or other local language of the Territory, the following Yandex integrations:

a)	[***]

b)	[***]

c)	[***]

d)	[***]”

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5	IMPLEMENTATION IN THE OPERA COAST BROWSER, OPERA DESKTOP NEXT BROWSER, OPERA MINI NEXT BROWSER AND OPERA MOBILE NEXT BROWSER

Section 2.1.7 is hereby added to the Agreement and shall be read as follows:

“Opera shall use commercially reasonable efforts to use the same or similar implementations of the Yandex Product as described in (i) Section 2.1.1 for the public versions of its Opera Coast Browser and Opera Desktop Next; (ii) Section 2.1.2 - for the public versions of Opera Mini Next; (iii) Section 2.1.3 - for the public version s of Opera Mobile Next. Notwithstanding the foregoing, Yandex acknowledges and understands that these Opera Products are experimental branches of Opera’s product development and such implementations cannot be guaranteed. Opera and Yandex shall work together in good faith to discuss bow to solve any negative impacts of such experiments in such Opera Products.”

6	IMPLEMENTATION IN THE FUTURE OPERA PRODUCTS

Section 2.1 .8 is hereby added to the Agreement and shall be read as follows:

“For each Future Opera Product, Opera shall use commercially reasonable effort to use the same or similar implementations of the Yandex Product as described in (i) Section 2.1.1 - for any Future Opera Product developed, distributed or made available for desktop devices; (ii) Sections 2.1.2 and 2.1.3 for any Future Opera Product developed, distributed or made available for mobile devices. Notwithstanding the foregoing, Yandex acknowledges and understands that Future Opera Products are subject to changes in Opera’s product development plans, and such implementations cannot be guaranteed. Opera and Yandex shall work together in good faith to discuss how to solve any negative impacts of such development in such Opera Products.”

7	RESTRICTIONS ON CHANGES THE OPERA PRODUCTS

Sections 2.8 and 2.9 are hereby added to the Agreement and shall be read as follows:

“2.8.      Opera shall not, without the prior written consent of Yandex, make any update, upgrade or other change in the Opera Desktop Browser, that materially changes its default design, user interface and/or functionality in a manner that adversely affects the number of search queries to the Yandex Product and/or other interactions with the Links made by users via the implementations made pursuant to Section 2.1.1.

2.9.        In respect of any Opera Products, Opera will not at any time during the Initial Term or any Additional Terms (and will not encourage any third party to, at any time during the Initial Term or any Additional Terms) uninstall, modify or reconfigure the Yandex Product or any Links integrated in the Opera Product or replace the Opera Product with a different Opera Product that does not include the Yandex Product or Links previously included therein.

8	RESTRICTIONS ON YANDEX MARKETING TOWARDS OPERA USERS

Section 2.10 is hereby added to the Agreement and shall be read as follows:

[***]

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9	TERM OF THE AGREEMENT IN THE EVENT OF CHANGE OF CONTROL

Section 10.6 is hereby added to the Agreement and shall be read as follows:

“ln the event of any Change of Control of Opera or Yandex, respectively, the other Party shall have the right to extend the Initial Term or the then current Additional Term for an additional six month period, effective immediately upon written notice to the Party affected by the Change of Control, provided such other Party gives written notice within 14 days of the Change of Control becoming publically announced.”

10	APPENDIX C

Appendix C is hereby appended to the Agreement as set forth in Appendix C to this Addendum.

11	APPLICABLE PROVISIONS

All provisions of the Agreement shall continue in full force and effect unless modified by this Addendum No 4. All terms defined in the Agreement shall have the same meaning when used herein as given therein. In case of conflict between the Agreement and Addendum No 4, the latter shall prevail.

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IN WITNESS WHEREOF, the Parties hereto have executed this Addendum No 4:

OPERA SOFTWARE ASA:		YANDEX LLC:

/s/ Joakim Kasbohm		/s/ Alexander Shulgin

Name:	Joakim Kasbohm	Name:	Alexander Shulgin

Title:	Senior Director FP&A	Title:	Chief Executive Officer

Date:	June 30, 2015	Date:	June 30, 2015

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APPENDIX C

[***]

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ADDENDUM NO 5

This Addendum (hereunder “Addendum No 5”), effective as of August 19, 2016 (“Addendum Effective Date”) shall serve to supplement and amend, the Partner Agreement #DS-0965-10/12 entered into on October 1, 2012 (“Agreement”), originally concluded by and between:

Opera Software ASA, a Norwegian company with its principal place of business at Gjerdrums vei 19, NO-0484 Oslo; and

Yandex LLC, a company organized antler the laws of the Russian Federation with its principal place of business at 16 Lva Tolstogo st., Moscow, 119021, Russia (“Yandex”).

Opera Software ASA and Yandex arc collectively referred to herein as “Original Parties”.

WHEREAS, the Original Parties entered into the Agreement whereby Opera Software ASA agreed to distribute the Yandex Product by integrating it into Opera Products, and Yandex agreed to pay Opera Software ASA a share of its Revenue;

WHEREAS, the Parties (as defined below) now wish to amend the terms of the Agreement in order to allow users that prefer to use Yandex to choose Yandex as their default search engine and to gain access to the Yandex website through speed dial like functionality, as well as for Opera products to more accurately remember user settings according to the user’s preferences;

WHEREAS Opera Software ASA has completed a total demerger of its business in accordance with Chapter 14 of the Norwegian Public Limited Liability Companies Act and as a result of such demerger, all assets rights and obligations, including all agreements related to desktop and mobile browsers have been transferred to and accepted by Opera Software AS (“Opera”), a wholly owned subsidiary of Opera Software ASA;

NOW THEREFORE in consideration of their mutual promises, the Parties hereby agree as follows:

Opera Software AS hereby confirms that it accepts all rights, obligations and liabilities of the Party “Opera” under the Agreement, and Yandex confirms its acknowledgment and consent to the same.

Yandex and Opera are collectively referred to herein as “Parties”, or each individually as a “Party”

The Parties further agree to the following amendments to the Agreement.

1.	TERM

Section 10.1 is hereby removed from the Agreement in its entirety and replaced by the following:

“10.1. This Agreement shall commence on Effective Date and continue until April I, 2020 (“Initial Term”) unless earlier terminated in accordance with the provisions set forth below.”

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The Parties acknowledge and agree that Section 10.6 docs not apply to the currently contemplated acquisition of Opera by Golden Brick Capital Private Equity Fund I L.P.

2.	FEES AND PAYMENT

Section 4.1 is hereby removed from the Agreement in its entirety and replaced by the following:

“4.1	In consideration of Opera’s services provides to Yandex and any licenses granted by Opera to Yandex under Section 2. Yandex shall pay Opera the following percentages of Revenue each calendar quarter:

4.1.1       Desktop Revenue

The percentage of Revenue paid to Opera each calendar quarter for Desktop products as specified in the table below shall be linked to the quarterly total query volume in Russia against a baseline threshold. For purposes of this Agreement, the baseline threshold for the specified periods below shall be [***] queries per quarter (“Desktop Threshold”). The Desktop Threshold will be calculated based on queries in Russia only (not any other countries in the Territory), excluding any fraudulent and robotic traffic by standard Yandex filtering mechanics. For the avoidance of doubt, if the Desktop Threshold is met the percentages below will apply to all countries in the Territory. Yandex shall provide Opera with the relevant reporting tools to monitor and verify the calculation of the queries. The parties agree to work in good faith to resolve any discrepancies in the Parties’ calculation of the queries.

Percentage of Revenue to be paid to Opera each calendar quarter
Date	Base revenue share	Total queries< [***] of Desktop Threshold	Total queries>[***] of the Desktop Threshold	Total queries >[***] of the Desktop Threshold
2016	[***]	[***]	[***]	[***]
January 1, 2017 -March 1, 2018	[***]	[***]	[***]	[***]
March 1, 2018 -	[***]	[***]	[***]	[***]

4.1.2      Mobile Revenue share

The percentage of Revenue paid Lo Opera each calendar quarter for Mobile products as specified in the table below shall be linked to the quarterly total query volume in Russia against a baseline threshold. For purposes of this Agreement, the baseline threshold for the specified periods below shall be [***] queries per quarter (“Mobile Threshold”). The Mobile Threshold will be calculated based on queries in Russia only (not any other countries in the Territory), excluding any fraudulent and robotic traffic by standard Yandex filtering mechanics. For the avoidance of doubt, if the Mobile Threshold is met the percentages below will apply to all countries in the Territory. Yandex shall provide Opera with the relevant reporting tools to monitor and verify the calculation of the queries. The parties agree to work in good faith to resolve any discrepancies in the Parties’ calculation of the queries.

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Percentage of Revenue to be paid to Opera each calendar quarter
Date	Base revenue share	Total queries in Russia [***] of the Mobile Threshold	Total queries in Russia [***] of the Mobile Threshold
July 1, 2016	[***]	[***]	[***]

3.	FUNCTIONALITY IMPLEMENTATIONS FOR YANDEX

The Parties agree to add the following section to the Agreement:

“2A       FORMALIZATION OF CERTAIN FUNCTIONALITY FOR YANDEX TO FULFILL THE PARTIES INTENTIONS IN SECTION 2.1.8 OF THE AGREEMENT

For purposes of this section 2A, the term “Territory” means [***]

2A.1       Functionality Implementation for Yandex in the Opera Mobile Browser on the Android platform Opera Mini Browser and Opera Desktop Browser.

With reference to clause 2.1.8 of the Agreement, the parties have agreed to this section 2A.1 in order to formalize the Parties’ discussion and conclusions during Q1 and Q2 2016 to work together to reprioritize Opera’s development plans for versions of Opera Mobile for Android, Opera Mini and Opera Desktop.

For each Future Opera Product, Opera shall use commercially reasonable efforts to use the same or similar implementations of the Yandex Product as described in (i) Sections 2A.1.1 for any future Opera Product developed, distributed or made available for mobile devices; and (ii) Section 2A.2.1 for any Future Opera Product developed, distributed or made available for desktop devices. Notwithstanding the foregoing, Yandex acknowledges and understands that Future Opera Products are subject to changes in Opera’s product development plans, and such implementations cannot be guaranteed. Opera and Yandex shall work together in good faith to discuss how to solve any negative impacts of such development in such Opera Products.

2A.1.1	The Opera Mobile Browser on the Android platform and the Opera Mini Browse distributed in the Territory from websites controlled by Opera, and/or it contractors in the Territory in the Russian, English or other local language of the Territory, will include the following functionality customized for Yandex:

a.	[***]

b.	[***]

c.	[***]

d.	[***]

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2A.1.2	Yandex agrees to pay an Integration Fee for the functionality customized for Yandex as described in 2A.1.1. The Integration Fee is a one-time lump sum fee of [***] ([***] US dollars) that shall become due upon the completion of the functionality modifications made for Yandex as listed in 2A.1.1 with a payment date within 60 days after Opera’s invoices and Act of acceptance, which shall be issued upon completion of all the listed functionalities.

2A.1.3	The above functionalities in 2A.1.1 c) and d) which have not already been complete shall be done no later than October, 1 2016. Any future adjustments should be agreed between Parties in advance.

2A.2       Functional it Implementation for Yandex in the Opera Desktop Browser

2A.2.1	The Opera Desktop Browser distributed in the Territory from websites controlled by Opera, and/or its contractors in the Territory in the Russian, English or other local language of the Territory, will include the following functionality customized for Yandex:

a.	[***]

b.	[***]

c.	[***]

2A.2.2	Yandex agrees to pay an Integration Fee. for the functionality customized made for Yandex as described in 2A.2.1 The Integration Fee is a one-time lump sum fee of [***] ([***] US dollars) that shall become due upon the completion of the functionality modifications made for Yandex as listed in 2A.2.1 with a payment date within 60 days after Opera’s invoices and Act of acceptance, which shall be issued upon completion of all the listed functionalities.

2A.2.3	The above functionality outlined in 2A.2.1 c) which has not already been completed shall be done no later than October, 1 2016. Any future adjustments should be agreed between Parties in advance.”

4.	APPLICABLE PROVISIONS

All provisions of the Agreement shall continue in full force and effect unless modified by this Addendum No 5. All terms defined in the Agreement shall have the same meaning when used herein as given therein. In case of conflict between the Agreement and Addendum No 5, the latter shall prevail.

IN WITNESS WHEREOF, the Parties hereto have executed this Addendum No 5:

OPERA SOFTWARE ASA:		YANDEX LLC:

/s/ Joakim Kasbohm		/s/ llya Karpu Khin

Name:	Joakim Kasbohm	Name:	llya Karpu Khin

Title:	VP Global FP&A	Title:	Head of Desktop Distribution

Date:		Date:

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